UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2005

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2005, we entered into a separation agreement with Mr. Robert Hennemuth, Vice President - Human Resources. The terms of Mr. Hennemuth's separation agreement are set forth in the separation agreement which is included as Exhibit 10.1 to this report and incorporated by reference herein. The separation agreement is effective as of October 21, 2005.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, we entered into a separation agreement with Robert Hennemuth that required, among other things, certain payments to Mr. Hennemuth upon his separation effective October 21, 2005. In connection with entering into the separation agreement, our employment agreement dated December 27, 2004 with Mr. Hennemuth was terminated.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) In connection with entering into the separation agreement on September 16, 2005, Robert Hennemuth resigned as Vice President - Human Resources.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Separation Letter between the registrant and Robert Hennemuth, dated September 16, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

September 21, 2005	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Letter between the registrant and Robert Hennemuth, dated September 16, 2005.